SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934
(Amendment No.    )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            CPB INC.
         (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------
     5)  Total fee paid:

         ----------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         --------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

         --------------------------------------------------------


     3)  Filing Party:

         --------------------------------------------------------

     4)  Date Filed:

         --------------------------------------------------------

                                 CPB INC.
                          220 South King Street
                         Honolulu, Hawaii  96813
                             (808) 544-0500


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD APRIL 22, 1997



TO THE SHAREHOLDERS OF CPB INC.:

         NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of CPB Inc. (the "Company") will be held on the third floor of the Central Pacific Plaza Building, 220 South King Street, Honolulu, Hawaii 96813, on Tuesday, April 22, 1997, at 10:00 a.m., Hawaii time, for the purpose of considering and voting upon the following matters:

         1. ELECTION OF DIRECTORS. To elect three persons to the Board of Directors for a term of three years and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

         2. APPROVAL OF THE 1997 STOCK OPTION PLAN. To approve the adoption of the 1997 Stock Option Plan.

         3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

         4. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

         Only those shareholders of record at the close of business on February 28, 1997 shall be entitled to notice of and to vote at the Meeting.

         SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

                                           By order of the Board of
                                           Directors

                                           (signed)
                                           AUSTIN Y. IMAMURA
                                           Vice President and Secretary

Dated:  March 24, 1997

                                 CPB INC.
                          220 South King Street
                         Honolulu, Hawaii  96813
                             (808) 544-0500


                             PROXY STATEMENT

                     ANNUAL MEETING OF SHAREHOLDERS
                             April 22, 1997


                              INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies ("Proxies") by the Board of Directors of CPB Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on the third floor of the Central Pacific Plaza Building, 220 South King Street, Honolulu, Hawaii 96813, on Tuesday, April 22, 1997, at 10:00 a.m., Hawaii time, and at any and all adjournments thereof. This Proxy Statement and accompanying Notice will be mailed to shareholders on or about March 24, 1997.

MATTERS TO BE CONSIDERED

         The matters to be considered and voted upon at the Meeting will be:

         1. ELECTION OF DIRECTORS. To elect three persons to the Board of Directors for a term of three years and to serve until their successors are elected and qualified.

         2. APPROVAL OF THE 1997 STOCK OPTION PLAN. To approve the adoption of the 1997 Stock Option Plan.

         3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

         4. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

VOTING AND REVOCABILITY OF PROXIES

         A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote in person thereat. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy. If no instructions are specified with respect to matters to be acted upon, the shares represented by the Proxy will be voted "FOR" the election of all nominees as directors, "FOR" approval of the 1997 Stock Option Plan (the "1997 Plan") and "FOR" ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If any other matters are presented properly at the Meeting, however, the Proxy will be voted by the Proxy Holders in accordance with the recommendations of the Board of Directors.

         If you hold your shares of common stock, no par value ("Common Stock"), in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Directors' nominees and "FOR" the proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997. However, pursuant to applicable stock exchange rules, your broker or nominee may NOT vote your Common Stock "FOR" approval of the 1997 Plan without your specific direction.

COST OF SOLICITATIONS OF PROXIES

         This solicitation of Proxies is made on behalf of the Board of Directors of the Company (the "Board") and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the "Bank"), may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with the Company in connection with the solicitation of Proxies.

OUTSTANDING SECURITIES AND VOTING RIGHTS

         The close of business on February 28, 1997 has been fixed as the record date ("Record Date") for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. There were 5,269,874 shares of Common Stock issued and outstanding on the Record Date.

         Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively, provided that not less than forty-eight hours prior to the time fixed for the Meeting, a written request for such cumulative vote has been delivered to the Secretary of the Company. If a shareholder has given such request, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares of stock owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. Nominees receiving the highest number of votes on the foregoing basis up to the total number of directors to be elected will be elected directors. Accordingly, abstentions from voting or votes withheld from the election of directors will have no effect in an uncontested election. Discretionary authority to cumulate is hereby solicited by the Board of Directors and return of the Proxy shall grant such authority.

         The proposal to approve the 1997 Plan requires the affirmative vote of shareholders holding not less than a majority of shares of the Company's Common Stock represented and entitled to vote at the Meeting. Accordingly, an abstention from voting on the proposal to approve the 1997 Plan will have the effect of a vote "AGAINST" the proposal.

         The proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants requires the affirmative vote of shareholders holding not less than a majority of the shares of the Company's

Common Stock represented and entitled to vote at the Meeting. Accordingly, an abstention from voting on the proposal to ratify the appointment of KPMG Peat Marwick LLP will have the effect of a vote "AGAINST" the proposal.

PRINCIPAL SHAREHOLDERS

         As of February 28, 1997, the following entities were the only entities known to Management of the Company to beneficially own more than five percent of the Company's outstanding Common Stock.


                                              Amount and
                                               Nature of
Title of     Name and Address                 Beneficial         Percent
Class        of Beneficial Owner               Ownership         of Class
--------     -------------------              ----------         --------
Common       The Sumitomo Bank, Limited       725,525<F1>        13.73%<F2>
             6-5 Kitahama 4-Chome,
             Chuo-ku
             Osaka, Japan

Common       The Committee of the Central     528,597<F3>        10.03%
             Pacific Bank Employee Stock
             Ownership Plan
             220 South King Street
             Honolulu, Hawaii 96813

Common       State of Wisconsin               275,000<F4>         5.22%
             Investment Board
             P.O. Box 7842
             Madison, Wisconsin  53707


<F1>     Includes 13,775 additional shares which may be issued
         pursuant to the exercise of warrants granted pursuant to a Share Purchase Agreement between the Company and The
         Sumitomo Bank, Limited ("Sumitomo") and based upon the exercise of stock options by participants of the 1986 Stock
         Option Plan.  See "ELECTION OF DIRECTORS -- Certain Transactions."

<F2>     This percentage is computed as if the 13,775 shares
         described in footnote 1 were outstanding. However, the 13,775 shares are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.

<F3>     Under the terms of the Employee Stock Ownership Plan of
         Central Pacific Bank ("ESOP"), shares of the Common Stock of the Company are held in trust by Central Pacific Bank, the trustee under the ESOP Trust ("Trustee"), for the exclusive benefit of the participants. The Trustee is the recordholder of the Common Stock held by the ESOP; however, the Committee of the ESOP (the "ESOP Committee"), which consists of five members, gives the Trustee investment instructions with respect to all of the ESOP assets and voting instructions with respect to those shares held by the ESOP for which the voting rights have not passed through to participants. At February 28, 1997, all of the shares of

                                                         3

         Common Stock held by the ESOP had been allocated to the accounts of participants. Although the members of the ESOP Committee share among themselves as committee members dispositive power, subject to the terms of the ESOP, over all of the shares held by the ESOP and, therefore, pursuant to the applicable regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, are technically the beneficial owners of such shares, the actual beneficial owners are the employees who participate in the ESOP. The members of the ESOP Committee, therefore, disclaim beneficial ownership of such shares held in trust which are otherwise attributable to them by virtue of serving on such ESOP Committee.

<F4>     Based upon information provided by this shareholder.




                          ELECTION OF DIRECTORS

         Under the Company's Restated Articles of Incorporation and Bylaws, which provide for a "classified" Board, three directors (out of a present total of nine) are to be elected at the Meeting to serve three-year terms expiring at the Year 2000 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The Company's Bylaws currently provide for nine directors, three each serving as Class I, Class II and Class III directors. Nominees for the election at the Meeting will serve as Class III directors.

         There are no family relationships among directors or executive officers of the Company, and, except as set forth below, as of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Mr. Stanley
W. Hong, a director of the Company, serves as director of the following companies: Capital Investment of Hawaii, Inc., First Insurance Company of Hawaii, Ltd., Theo H. Davies & Co., Ltd., Hawaiian Tax Free Trust: Pacific Capital Funds, Kerr Pacific Corporation and Lanihau Management Corporation.

         All nominees have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the Proxy Holders named on the enclosed Proxy Card will vote in their discretion for such persons as the Board of Directors may recommend. Messrs. Paul Devens, Stanley
W. Hong and Yoshiharu Satoh, who are currently serving as Class III Directors, are nominees.

         The following table sets forth certain information, as of February 28, 1997, with respect to each of the directors, nominees and the Named Executives (as defined below) as well as all continuing directors and executive officers of the Company, as a group:

                                                                          Common Stock
                                                                           Beneficially
                                                                            Owned on
                                                First Year            February 28, 1997<F2>
                                                Elected or        ------------------------------
                  Principal                    Appointed as
                 Occupation                     Officer or                    Percent
                for the Past                    Director of                     of         Term
Name             Five Years           Age     the Company<F1>     Number    Class<F3>    Expires
-----------    ----------------       ----    ---------------     ------    ----------   -------



DEVENS,        Vice Chairman of       65           1980           2,221<F4>    *           1997
Paul           the Board of
(Class III     Company; Attorney
Director,      at Law; Of Counsel
Nominee)       (1994 - present),
               Partner (1975 - 1994),
               Devens, Lo, Nakano,
               Saito, Lee & Wong

GUILD,         Retired, former        62           1980           1,056         *          1999
Alice F.       Managing Director,
(Class II      Iolani Palace
Director)      (1986-1991)


HIROTA,        President, Sam O.      56           1980           2,900<F6>     *          1998
Dennis I.,     Hirota, Inc. -
Ph.D.          Engineering
(Class I       and Surveying
Director)      (1986-present);
               Registered
               Professional
               Engineer and
               Licensed Pro-
               fessional Land
               Surveyor<F5>

HONG,          President and          60           1993             200<F7>     *          1997
Stanley W.     Chief Executive
(Class III     Officer;
Director,      The Chamber of
Nominee)       Commerce of
               Hawaii (1996-
               present);
               Consultant to
               HRT, Ltd (1994-
               1996);
               Senior Vice
               President --
               McCormack
               Properties, Ltd.
               (1993-1994);
               President
               and Chief
               Executive
               Officer, Hawaii
               Visitors
               Bureau (1984-1993);
               Attorney at Law


HOTTA,         Senior Managing        58           1993             -- <F8>     *          1998
Kensuke        Director and
(Class I       and Executive
Director)      Committee Member
               in Charge of Inter-
               national Banking
               at Head Office, The
               Sumitomo Bank,
               Limited (1993-
               present);

                                                         5

               Senior Managing
               Director
               and Member of the
               Executive
               Committee of The
               Sumitomo
               Bank, Limited
               (1992-1993);
               Managing Director
               of The Sumitomo
               Bank, Limited
               (1990-1992)

NAGAMINE,      President, Flamingo    55           1983           5,280<F9>      *         1999
Daniel M.      Enterprises, Inc.
(Class II      (1985-present);
Director)      General Partner,
               Flamingo Downtown,
               a limited partnership
               (1981-present);
               Certified Public
               Accountant

SAITO,         Chairman of the Board  61           1989           17,783<F11>   *         1998
Joichi         and Chief Executive
(Class I)      Officer of Company
Director)      (1996-present);
               President
               of Company (1992-
               1995); Executive
               Vice President
               of Company (1988-
               1992); Chairman
               of the Board and
               Chief Executive
               Officer of Bank
               (1996-present);
               President and
               Chief Operating
               Officer of Bank
               (1989-1995)<F5><F10>

SATOH,         Retired; Chairman      68           1975           30,725<F13>   *         1997
Yoshiharu      of the Board and
(Class III     Chief Executive
Director,      Officer of Company
Nominee)       (1992-1995);
               Chairman of the
               Board, President
               and Chief Executive
               Officer of Company
               (1990-1992);
               President and Chief
               Executive Officer of
               Company (1982-1990);
               Chairman of the Board
               and Chief Executive
               Officer of Bank
               (1988-1995)<F5><F12>

SHIBUYA,       President of Company   55           1995            2,723<F15>   *         1999
Naoaki         (1996-present);
(Class II      Executive Vice
Director)      President of Company
               (1993-1995); President
               and Chief Operating
               Officer of Bank
               (1996-present);
               Executive Vice
               President of Bank
               (1993-1995); Executive
               Vice President of The
               Sumitomo Bank of
               California
               (1989-1993)<F5><F14>

IMAMURA,       Vice President and     50           1991           5,818<F16>    *         N/A
Austin Y.      Secretary of Company

                                                         6

               (1991-present);
               Executive Vice
               President and
               Secretary of Bank
               (1991-present)

KANDA,         Vice President and     48           1991           7,423<F17>    *         N/A
Neal K.        Treasurer of the
               Company (1991-
               present); Execu-
               tive Vice President
               of Bank (1996-present);
                  Executive Vice President
               and Controller of Bank
               (1993-1996);
               Senior Vice President
               and Controller of
               Bank (1990-1993)

All Directors                                                     76,129<F18>   1.44%
and Executive
Officers,
as a Group
(11 persons)


*     Less than 1%.



<F1>          All directors of the Company are also directors of the
              Bank. Dates prior to the formation of the Company in 1982 indicate the year first appointed director of the Bank. Dr. Hirota, Mrs. Guild and Messrs. Devens, Nagamine, and Satoh commenced service as directors of the Company on February 1, 1982, the date of formation of the Company. Dr. Hirota, Mrs. Guild and Mr. Nagamine served as directors of the Company until April 23, 1985 when the Company's shareholders adopted a classified Board and reduced the number of directors to nine. However, Dr. Hirota, Mrs. Guild and Mr. Nagamine continued to serve on the Bank's Board until they were reelected to the Company's Board in 1986, 1990, and 1990, respectively. Mr. Hong has been a director of the Bank since 1985. Mr. Shibuya has been a director of the Bank since 1994.

<F2>          Except as otherwise noted below, each person has sole
              voting and investment powers with respect to the shares listed.

<F3>          In computing the percentage of shares beneficially owned,
              the number of shares which the person (or group) has a right to acquire within 60 days after February 28, 1997 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

<F4>          Includes 1 share held of record by Devens, Lo, Nakano,
              Saito, Lee & Wong, a partnership for which Mr. Devens is of counsel.

<F5>          Messrs. Hirota, Saito, Satoh and Shibuya are also
              directors of CPB Properties, Inc., a wholly-owned subsidiary of the Bank.


                                                         7

<F6>          Includes 1,180 shares for which Dr. Hirota has shared
              voting and investment powers with his wife, Kathryn
              Hirota.

<F7>          Includes 200 shares for which Mr. Hong has shared voting
              and investment powers with his wife, Karen Ho Hong.

<F8>          Does not include 711,750 shares held of record by
              Sumitomo, of which Mr. Hotta is a Senior Managing
              Director, or 13,775 shares which Sumitomo has the right to acquire by the exercise of warrants. With respect to shares described in the preceding sentence, Mr. Hotta disclaims any beneficial ownership.

<F9>          Includes 5,280 shares for which Mr. Nagamine has shared
              voting and investment powers with his wife, Maxine
              Nagamine.

<F10>         Mr. Saito was formerly an officer of Sumitomo and is now
              retired from Sumitomo.

<F11>         Includes 1,500 shares for which Mr. Saito has shared
              voting and investment powers with his wife, Yoko Saito, 9,680 shares which Mr. Saito has the right to acquire by the exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan and 6,603 shares allocated to Mr. Saito's account under the Bank's ESOP.

<F12>         Mr. Satoh was formerly an officer of Sumitomo and is now
              retired from Sumitomo.

<F13>         Includes 23,821 shares held in the name of Yoshiharu Satoh
              Revocable Living Trust, Yoshiharu Satoh Trustee, and 6,904 shares held in the name of Ikuko Satoh Revocable Living Trust,
                    Ikuko Satoh Trustee, for which Mr. Satoh has shared
              voting and investment powers with his wife, Ikuko Satoh.

<F14>         Mr. Shibuya is on indefinite leave of absence from Sumitomo.

<F15>         Includes 200 shares for which Mr. Shibuya has shared voting and investment powers with his wife, Tsuneko Shibuya, 1,900 shares which Mr. Shibuya has the right to acquire by the exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan and 623 shares allocated to Mr. Shibuya's account under the Bank's ESOP.

<F16>         Includes 5,818 shares allocated to Mr. Imamura's
              account under the Bank's ESOP.

<F17>         Includes 5,040 shares which Mr. Kanda has the right to acquire by the exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan and 2,183 shares allocated to Mr. Kanda's account under the Bank's ESOP.

<F18>         Includes 15,265 shares for which certain directors and
              officers have shared voting and investment powers, 16,620 shares which members of the group have the right to acquire by the exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan and 15,227 shares allocated to the accounts of executive officers under the Bank's ESOP.

                                                         8


THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors of the Company has various standing committees, including an Executive Committee, a Nominating Committee, an Audit Committee and a Stock Option Plan Committee. The Board has no standing Compensation Committee.

         The Executive Committee, which did not hold any meetings during 1996, is chaired by Mr. Devens, and Messrs. Hirota, Hong, Saito and Satoh are members. The purpose of the Executive Committee is, among other things, to manage the business affairs of the Company while not in conflict with specific directives that may be given by the Board of Directors.

         The Nominating Committee held one meeting during 1996. The committee is chaired by Mr. Satoh, and Messrs. Devens, Saito and Mrs. Guild are members. It is responsible for recommending nominees for directors of the Company. It will consider nominees for election at the 1998 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing prior to December 15, 1997. Shareholder recommendations should be addressed to the Company's Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

         The Audit Committee held one meeting during 1996. The committee is chaired by Mrs. Guild, and Messrs. Devens, Hirota and Nagamine are members. The primary functions of the Audit Committee are to review various financial and audit reports and to make recommendations concerning the appointment of independent accountants.

         The Stock Option Plan Committee, which did not meet during 1996, is chaired by Mr. Hong, and Messrs. Hirota and Nagamine are members. The committee's primary functions include determining individuals to whom options will be granted and their terms and making periodic reports to the Board of Directors as to the status of the Company's 1986 Stock Option Plan.

         During the fiscal year ended December 31, 1996, the Board of Directors of the Company held a total of six meetings. All of the persons who were directors of the Company during 1996 attended at least 75% of the aggregate of (1) the total number of such Board meetings and (2) the total number of meetings held by all committees of the Board on which they served during the year, except for Mr. Hotta.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Executive Compensation

         Summary of Cash and Certain Other Compensation

         The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the three other executive officers of the Company (determined as of the end of the last fiscal year) whose annual salary and bonus exceeded $100,000 in 1996 (the "Named Executives") for each of the fiscal years ended December 31, 1996, 1995 and 1994:


                                            SUMMARY COMPENSATION TABLE

                                                        Long Term
                                                       Compensation         All
Name and Principal                                        Awards           Other
Position                  Year        Salary            Options(#)      Compensation
------------------               ----            ------                  ------------     ------------

Joichi Saito              1996        $292,336              --           $19,213<F1>
Chairman of the           1995         244,992              --            19,273<F2>
Board and Chief           1994         236,661              --            19,637<F3>
Executive Officer

Naoaki Shibuya            1996         196,667              --            19,535<F4>
President                 1995         160,000            9,500           18,648<F5>
                          1994         156,667              --                35<F6>

Austin Y. Imamura         1996         163,333              --            18,267<F7>
Vice President and        1995         150,000              --            18,447<F8>
Secretary                 1994         145,667              --            18,353<F9>

Neal K. Kanda             1996         125,333              --            16,100<F10>
Vice President            1995         112,000              --            13,761<F11>
and Treasurer             1994         109,333              --            13,763<F12>


<F1>       Includes contributions to the Bank's Cash or Deferred
           Arrangement ("CODA")/Profit Sharing Plan, the Bank's ESOP and the Bank's Split Dollar Life Insurance Plan for the account of Mr. Saito of $7,262, $10,691 and $1,260, respectively.

<F2>       Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP and the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Saito of $7,294, $10,879 and $1,100, respectively.

<F3>       Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP and the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Saito of $7,500, $11,155 and $982, respectively.

<F4>       Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP, the Bank's Split Dollar Life
           Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Shibuya of $7,262, $10,691, $540 and $1,042, respectively.

<F5>       Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP and the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Shibuya of $7,294, $10,879, and $475, respectively.

<F6>       Represents a contribution to the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Shibuya.

<F7>       Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP and the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Imamura of $7,262, $10,691 and $314, respectively.

<F8>       Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP and the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Imamura of $7,294, $10,879 and $274, respectively.

                                                        10

<F9>       Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP and the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Imamura of $7,284, $10,833 and $236, respectively.

<F10>      Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP, the Bank's Split Dollar Life
           Insurance Plan and the Bank's 401(k) Plan for the account of Mr. Kanda of $6,068, $8,933, $219 and $880, respectively.

<F11>      Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP and the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Kanda of $5,467, $8,131 and $163, respectively.

<F12>      Includes contributions to the Bank's CODA/Profit Sharing
           Plan, the Bank's ESOP and the Bank's Split Dollar Life
           Insurance Plan for the account of Mr. Kanda of $5,467, $8,131 and $165, respectively.



          Option Grants

          No options or stock appreciation rights were granted during 1996 to the Named Executives.

          Option Exercises and Holdings

          The following table provides information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1996 and unexercised options held by the Named Executives as of December 31, 1996:

                               Aggregated Option<F1> Exercises in 1996
                                    and Year-End Option Values


                                                                      Value of Unexercised
                                                                        In-the-Money
                   Shares                    Number of Unexercised       Options<F2>
                   Acquired     Value        Options at 12/31/96         at 12/31/96
                   on Exercise  Realized
Name               (#)          ($)       Exercisable Unexercisable Exercisable  Unexercisable
-----------------  -----------  --------- ----------- ------------- -----------  -------------
SAITO, Joichi           --        N/A       9,680         --         $149,380         --
SHIBUYA, Naoaki         --        N/A       1,900        7,600          6,973       $27,892
IMAMURA, Austin Y.      --        N/A        --           --             --           --
KANDA, Neal K.          --        N/A       5,040        1,260         21,672         5,418


<F1>          The Company has no compensation plans pursuant to which
              stock appreciation rights may be granted.

<F2>          The value of unexercised "in-the-money" options is the
              difference between the market price of the Common Stock on December 31, 1996 ($29.75 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

         Defined Benefit Pension Plan

         The table below shows estimated annual retirement benefits at age 65 for various levels of executive compensation and service under the Bank's Defined Benefit Pension Plan.

                                         Pension Plan Table

 Annualized Final                             Years of Service
Average Compensation  ---------------------------------------------------------------------
--------------------   15 Years     20 Years      25 Years       30 Years         35 Years
                      ---------    ----------    ----------     ----------       ----------
 $ 50,000             $  5,625     $  7,500      $  9,375       $ 11,250          $ 13,125
  100,000               11,250       15,000        18,750         22,500            26,250
  150,000               16,875       22,500        28,125         33,750            39,370
  200,000               22,500       30,000        37,500         45,000            52,500
  250,000               28,125       37,500        46,875         56,250            65,625
  300,000               33,750       45,000        56,250         67,500            78,750
  350,000               39,375       52,500        65,625         78,750            91,875
  400,000               45,000       60,000        75,000         90,000           105,000
  450,000               50.625       67,500        84,375        101,250           118,125
  500,000               56,250       75,000        93,750        112,500           131,250

         Under the Defined Benefit Pension Plan, benefits are based upon the employee's years of service and highest average annual salary in a 60-consecutive-month period of service, excluding the period between June 30, 1986 and January 1, 1991, when the Defined Benefit Pension Plan was curtailed. Benefits based on the highest average annual salary in a 60-consecutive-month period of service in excess of the qualified plans maximum compensation limit of $150,000 for 1996 would be payable to eligible employees pursuant to the Supplemental Executive Retirement Plan. The credited years of service as of December 31, 1996 for Messrs. Saito, Shibuya, Imamura and Kanda are 9, 3, 10, and 6, respectively.

         Compensation of Directors

         The Company and the Bank each has a policy of paying fees to directors for their attendance at board meetings and committee meetings. The Company and the Bank pay $800 per board meeting to all directors and $600 per board committee meeting to non-officer directors. In addition, the Company pays $4,000 annually to each director (excluding officers), and the Bank pays $10,000 annually to each director (excluding officers). CPB Properties, Inc. pays $600 per board meeting to its directors.

         Non-officer directors of the Company are eligible to participate in the Company's 1997 Plan. See "APPROVAL OF THE 1997 STOCK OPTION PLAN."

REPORT OF BOARD OF DIRECTORS TO SHAREHOLDERS

         The Board of Directors of the Company establishes the general policies regarding compensation for the Bank's employees, adopts and amends employee compensation plans and approves specific compensation levels for executive officers, including the Named Executives. The Bank's Compensation Committee (the "Compensation Committee") implements and monitors the Board's policies regarding compensation, recommends changes to compensation policies or compensation plans and makes recommendations regarding specific compensation levels for executives. Currently, the members of the Compensation Committee are Joseph F. Blanco (chair), Paul Devens, Dennis I. Hirota, Stanley W. Hong and Daniel M. Nagamine. Each member of the Compensation Committee is a non-employee director of the Company and/or the Bank. The Company also retained the services of a compensation consultant to provide input and data to the Compensation Committee.

         Set forth below is a report of the Board of Directors addressing the Company's compensation policies for 1996 applicable to the Company's executives, including the Named Executives.

         The Report of the Board of Directors on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Company's compensation programs reflect the philosophy that executive compensation levels should be linked to Company performance, yet be competitive and consistent with that provided to others holding positions of similar responsibility in the banking and financial services industry. The Company's compensation plans are designed to assist the Company in attracting and retaining qualified employees critical to the Company's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize shareholder value. With the exception of the 1996 Annual Executive Incentive Plan (the "Annual Incentive Plan") and the Supplemental Executive Retirement Plan (the "SERP"), the Company's compensation plans are generally available to all employees, subject to certain hours and years of service requirements. In addition, the Board of Directors has reserved the authority to grant discretionary awards to individual employees where deemed appropriate.

         Salary Compensation

         The Company pays cash salaries to its executive officers which are competitive with salaries paid to executives of other companies in the banking and financial services industry based upon the individual's experience, performance and responsibilities and past and potential contribution to the Company. In determining the market rate, the Company obtains information regarding executive salary levels for other companies in the banking and financial services industry, especially among the larger Hawaii banks. The relative asset size and profitability levels of these institutions are also considered. On April 23, 1996, the Company's Board of Directors set the compensation for all executive officers for the ensuing year, effective May 1, 1996.

         In determining the compensation of the Company's Chief Executive Officer, the Board considered the factors described above, along with other performance criteria, such as the Company's 1995 earnings performance, management of credit risk and growth. The Company weighted each of these factors relatively equally. The Company's 1995 net income increased by 2.4% over 1994, compared with a decrease of 15.4% from 1993. Return on average assets was 1.00% in 1995, compared with 1.03% in 1994. The overall level of nonperforming assets, past due loans and charge-offs decreased during 1995. Total assets decreased by 0.7% in 1995, compared with a 6.1% increase in 1994. In assessing the Company's performance, the Board also took into account economic conditions in Hawaii.

         At year-end 1995, the Company's and Bank's Chairman of the Board and Chief Executive Officer retired, and the Company promoted Mr. Saito to those positions. Mr. Shibuya was promoted to President of the Company, and President and Chief Operating Officer of the Bank. The base salaries for Messrs. Saito and Shibuya were increased to reflect these promotions. In addition, the other Named Executives received salary increases averaging 15.3%.

         Incentive Compensation

         During 1996, the Bank had four programs whereby individual compensation was directly linked to the Company's performance: the Incentive Cash Bonus Program (the "Bonus Plan"), the Profit Sharing Plan, the ESOP and the Annual Incentive Plan.

         Bonus Plan. The Bonus Plan was adopted in 1990 to provide an opportunity pursuant to which employees could receive cash bonuses annually. All employees of the Bank who are employed at the end of the fiscal year and persons who retired during the year after attaining age 62 are eligible to participate in the Bonus Plan, except those executives who are participants in the Annual Incentive Plan. Subject to the Bank's Board of Directors approval, each qualifying employee may be paid a cash bonus equal to a specified percentage of the employee's regular annual salary. The percentage, which ranges from 2% to 10%, is determined according to a formula based upon increases of 15% or more in the Bank's net income (excluding the after tax effect of the bonus) over the prior fiscal year. During 1996, the Bank's net income (as defined) increased 2.0% over the 1995 fiscal year. Therefore, the Bank's employees did not receive any cash bonuses pursuant to the Bonus Plan.

         Profit Sharing Plan and ESOP. The Bank makes annual contributions (the "Plan Contribution") to the Profit Sharing Plan and ESOP (collectively, the "Plans") as determined by the Bank's Board of Directors depending on the profitability of the Bank during the year, subject to certain limitations on contributions under the Internal Revenue Code and the Plans.

         The assets of the Plans are held in trust for the exclusive benefit of the participants. Employees with not less than one year of service with the Bank are eligible to participate in the Plans. The portion of the Plan Contribution contributed to each Plan is allocated among the participating employees, including the Named Executives, in the proportion which each participant's compensation for the fiscal year bears to the total compensation for all participating employees for such year. Benefits vest at a rate of 20% per year and participants receive a distribution of vested amounts allocated to their accounts only upon retirement or termination of employment with the Bank.

         The Bank's Board of Directors makes its determination of the amount of the Plan Contribution based upon management's recommendation at the end of the fiscal year. For 1996, the Plan Contribution equaled 10% of the pre-tax income of the Bank and CPB Properties, Inc. (excluding the effect of the Plan Contribution expense), less the amount of cash dividends paid by the Bank during the fiscal year. The Plan Contribution is allocated between the Profit Sharing Plan and the ESOP by the Bank's Board of Directors in its discretion based upon management's recommendation. In determining the allocation of the Plan Contribution, the Bank's Board of Directors considers the countervailing concerns of investment diversification through the Profit Sharing Plan and employee Common Stock ownership through the ESOP. In 1994, the Bank's Board of Directors approved the Cash or Deferred Arrangement ("CODA") program which allows each employee who is a participant in the Profit Sharing Plan to elect to receive one-half of the current year's profit sharing contribution in cash with the other half being allocated to such employee's account under the Profit Sharing Plan. Elections not made would be deferred into that employee's 401(k) Plan account. For 1996, approximately 40% of the Plan Contribution was allocated to the Profit Sharing Plan and 60% to the ESOP. In 1996, the Bank contributed $810,000 to the CODA and Profit Sharing Plan and $1,199,000 to the ESOP, which equaled 4.8% and 7.1%, respectively, of total compensation paid to all participating employees for the year.

         Annual Incentive Plan. The Annual Incentive Plan was adopted by the Bank's Board of Directors for the 1996 fiscal year. Full-time employees of the Company or its subsidiaries who have been granted the title of Senior Vice President or above prior to October 1, 1996, were eligible to participate in the Annual Incentive Plan. In addition, a participant must receive a performance appraisal rating of "accomplished" or above during the calendar year to be considered eligible for an award. Participants in the Annual Incentive Plan were not eligible to participate in the Bonus Plan. During 1996, 11 executives, including each of the Named Executives, were eligible to participate in the Annual Incentive Plan.

         Subject to review by the Bank's Board of Directors, participants were eligible to receive a cash bonus under the Annual Incentive Plan, provided certain corporate objectives for financial performance, as measured by return on equity ("ROE"), growth in average assets and the ratio of the Company's return on average assets ("ROA") to that of Hawaii bank holding companies ("ROA Ratio"), are met. During 1996, based upon the Company's historical earnings and asset growth trends, the Board of Directors established a target ROE of 10.5%, asset growth of 10.0% and ROA Ratio of 1.05.

        For 1996, the Company's ROE and asset growth did not meet the established targets. Although the ROA Ratio has not yet been determined, based on preliminary estimates, it is anticipated that the established target will be achieved and accordingly executives will be eligible for incentive bonuses. However, assessment of the Company's performance resulted in management's recommendation to the Bank's Board of Directors that, even if said target is achieved, bonuses for the Named Executives would not be warranted for 1996.

        Stock-Based Compensation

         The Company also believes that stock ownership by employees, including the Named Executives, provides valuable long-term incentives for such persons who will benefit as the Common Stock price increases and that stock-based performance compensation arrangements are beneficial in aligning employees' and shareholders' interests. To facilitate these objectives, the Company adopted the 1986 Stock Option Plan (the "1986 Plan").

         1986 Plan. The 1986 Plan was adopted in 1986 and amended in 1992 to increase the number of shares available for issuance upon the exercise of stock options granted under the plan. Through the 1986 Plan, stock options have been granted to key employees, generally at a level of vice president and above, including the Company's executive officers. Non-employee directors and consultants were eligible to participate in the 1986 Plan, but the Company did not grant stock options to such persons, in keeping with the Company's philosophy that stock incentive programs should be used to motivate employees and to tie their interests to those of the shareholders. The 1986 Plan is administered by the Stock Option Plan Committee consisting of three non-employee directors. No stock options were granted during 1996. The 1986 Plan expired on November 7, 1996.

         Other Compensation

         The Company's executives are eligible to participate in the Bank's Defined Benefit Pension Plan (the "Pension Plan"), the SERP and the Split Dollar Life Insurance Plan (the "Insurance Plan"). The Pension Plan is a qualified defined benefit plan which provides for monthly annuity payments upon retirement. Benefits are based upon the employee's years of service and highest average annualized compensation in a 60-consecutive-month period of employment. In 1995, the maximum annual compensation allowable for determining benefits payable under the Pension Plan was reduced to $150,000, which had the effect of reducing the benefits payable under the Pension Plan to the Company's executive officers whose annualized compensation was likely to exceed $150,000. See "ELECTION OF DIRECTORS -- Compensation of Directors and Executive Officers -- Executive Compensation -- Defined Benefit Pension Plan."

         The SERP was adopted by the Board of Directors effective January 1, 1995 as a means of supplementing the benefits provided under the Pension Plan in light of the recently imposed salary limitations. Under the Insurance Plan, the Bank provides life insurance coverage for certain senior officers, including the Named Executives. The Split Dollar Agreements provide death benefits of approximately two times the officers' normal annual salary during employment and an amount approximating the officers' final normal annual salary upon retirement.

         The Named Executives also participate in the Company's broad-based employee benefit plans, such as the 401(k) Plan, medical, supplemental disability and term life insurance.

         Dated:  February 19, 1997.              THE BOARD OF DIRECTORS

                                                     PAUL DEVENS
                                                     ALICE F. GUILD
                                                     DENNIS I. HIROTA, Ph.D.
                                                     STANLEY W. HONG
                                                     KENSUKE HOTTA
                                                     DANIEL M. NAGAMINE
                                                     JOICHI SAITO
                                                     YOSHIHARU SATOH
                                                     NAOAKI SHIBUYA


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Company does not have a standing compensation committee. Decisions regarding executive compensation are made by the entire Board of Directors based upon recommendations of the Bank's Compensation Committee. See "ELECTION OF DIRECTORS -- Report of Board of Directors to Shareholders." During 1996, three of the Company's executive officers, Joichi Saito, Naoaki Shibuya and Neal Kanda, participated in deliberations of the Board of Directors concerning executive officer compensation.

         Some of the directors and executive officers of the Company and the Bank and the companies with which they are associated were customers of and had banking transactions with the Bank in the ordinary course of the Bank's business during 1996, and the Bank expects to conduct similar banking transactions in the future. All such loans and commitments were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and in the opinion of Management of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

         Paul Devens, a director of the Company and a member of the Bank's Compensation Committee, is of counsel to the law firm of Devens, Lo, Nakano, Saito, Lee & Wong. The Company and the Bank retained the legal services of Mr. Devens' law firm during 1996. Management is of the opinion that the fees paid to Mr. Devens' law firm are comparable to those fees that would have been paid for comparable legal services from a law firm not affiliated with the Company or the Bank. It is anticipated that Mr. Devens' law firm will perform certain legal services for the Company and the Bank during 1997.

         Performance Graph

         The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the Nasdaq market index and (ii) the cumulative total return of banks and bank holding companies listed on Nasdaq over the period from December 31, 1991 through December 31, 1996. The graph assumes an initial investment of $100 at the end of 1991 and reinvestment of dividends during the ensuing five-year period. The graph is not necessarily indicative of future price performance.

         The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                Comparison of Five Year Cumulative Total Return
                          Among Nasdaq U.S. Companies,
                     Nasdaq Banks/Bank Holding Companies,
                                and CPB Inc.

(Performance Graph -- Data Points)

NASDAQ-U.S.                         1992             $116
                                    1993             $134
                                    1994             $131
                                    1995             $185
                                    1996             $227


NASDAQ-Banks/Bank                   1992             $146
Holding Companies                   1993             $166
                                    1994             $165
                                    1995             $246

                                    1996             $326

CPB Inc.                            1992             $105
                                    1993             $102
                                    1994             $108
                                    1995             $137
                                    1996             $131

(end of graph)

         Certain Transactions

         On June 21, 1991, the ESOP Committee filed a Notice of Change in Bank Control ("Notice") with the Board of Governors of the Federal Reserve System (the "FRB") pursuant to 12 U.S.C. Section 1817(j) to permit the acquisition (the "Acquisition") on behalf of the ESOP of 125,000 shares of Common Stock, which at that time would have resulted in the ESOP Committee beneficially owning more than 10% of the outstanding voting securities of the Company. The FRB notified the ESOP Committee on August 30, 1991 that it would not disapprove the Acquisition, and on May 18, 1992, the Trustee on behalf of the ESOP consummated the Acquisition. As a result of the Acquisition, the ESOP Committee owned beneficially 528,597 shares of Common Stock or 10.03% of the total outstanding Common Stock, as of February 28, 1997. Pursuant to applicable regulations of the FRB, the Committee may acquire up to 25% of the outstanding voting stock of the Company on behalf of the ESOP without additional notification to the FRB.

         On December 16, 1986, the shareholders of the Company ratified an agreement ("Share Purchase Agreement") dated November 20, 1986 between the Company and Sumitomo (see "PRINCIPAL SHAREHOLDERS"), which provides that the Company will not issue or reissue shares of any class of the Company's authorized capital stock, or issue any obligations or securities convertible into shares of capital stock of the Company without first giving written notice to Sumitomo describing the securities to be sold and offering Sumitomo the opportunity to purchase an amount of securities which will allow it to maintain its 13.734% level of ownership of the Company's capital stock. Pursuant to the Share Purchase Agreement, on December 24, 1986, the Company issued a warrant (the "ISOP Warrant") to Sumitomo which gave it the right to purchase from the Company 35,025 shares of Common Stock upon the exercise of stock options at a price equal to the fair market value of the Common Stock on the date Sumitomo exercises the ISOP Warrant or any portion thereof. The Company notifies Sumitomo when it grants stock options to its officers and employees and when such options are exercised. Prior to the scheduled expiration of the ISOP Warrant on December 23, 1996, the Board of Directors extended the expiration date of the ISOP Warrant to June 14, 2006 to permit Sumitomo to purchase shares with respect to which the ISOP Warrant had not yet become exercisable. Sumitomo currently has the right to acquire 13,775 shares by exercise of the ISOP Warrant.

        CKSS Associates (the "Partnership"), a limited partnership in which CPB Properties, Inc., a wholly-owned subsidiary of the Bank, is a general partner and 50% owner, entered into loan agreements with Sumitomo and the Bank for the development of office building complexes in Honolulu known as Central Pacific Plaza, part of which serves as the Company's headquarters, and Kaimuki Plaza, in which one of the Bank's branches is located. At December 31, 1996, notes payable by the Partnership totaling $10,701,000 to Sumitomo and due on June 18, 2001, were secured by a mortgage on Central Pacific Plaza. Notes payable totaling $12,100,000 to the Bank and due on August 10, 2001, were secured by a mortgage on the leasehold interest in the Kaimuki Plaza. As part of the development of the Kaimuki Plaza, the Partnership entered into a lease agreement with CPB Properties, Inc., which owns the land, effective from January 1, 1993 to December 31, 2047. The Partnership has a $1,400,000 note payable to the Bank, due on April 10, 2001, which is secured by second mortgages on the Central Pacific Plaza and Kaimuki Plaza properties. All loans are priced at 0.75% above the London Interbank Offered Rate. The weighted average rate on these notes was 6.3125% at December 31, 1996. Management of the Company believes that the terms of such loans are as favorable as could be negotiated with unaffiliated third parties.


                     APPROVAL OF THE 1997 STOCK OPTION PLAN

         The Company historically has used stock options as part of its overall program of compensation and had granted options pursuant to the 1986 Plan. At February 28, 1997, there were 148,013 shares subject to outstanding options granted under the 1986 Plan which expire at various dates through 2005. The Board of Directors believes that the Company's policy of encouraging stock ownership by its officers and key employees, in part through the granting of stock options, has been a positive factor in its growth and success, in that it has enhanced the Company's ability to attract and retain qualified management. However, the 1986 Plan expired in 1996.

         On February 19, 1997, the Board of Directors ratified the adoption by the Stock Option Committee of the Company's 1997 Stock Option Plan (the "1997 Plan"). The Board of Directors believes that the 1997 Plan is necessary to attract and retain qualified management. The purpose of the 1997 Plan is to strengthen the Company by providing added incentive to participating officers, directors, consultants, and other key employees of the Company and its affiliates for high levels of performance and to encourage stock ownership in the Company. The Company's 1997 Plan provides for the granting of options to purchase shares of the Company's stock to participants selected by the committee administering the 1997 Plan (the "Committee"). The 1997 Plan authorizes the granting of a maximum of 500,000 shares to participants as incentive stock options ("Incentive Stock Options") as that term is used in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto, or options which do not qualify as incentive stock options ("Non-Qualified Stock Options"). No options have been granted under the 1997 Plan.

         If all outstanding options under the 1986 Plan were exercised, such shares would constitute approximately 2.73% of the Common Stock outstanding at February 28, 1997, plus such additional shares. If the 1997 Plan is approved and options to purchase the shares then outstanding under the 1986 Plan and the 1997 Plan were exercised, such shares would constitute approximately 10.95% of the Common Stock outstanding at February 28, 1997 plus such additional shares. While the Board of Directors recognizes the possible dilutive effect of the proposed 1997 Plan on the shareholders, it believes, on balance, the incentive which can be provided by the opportunity to participate in the growth and earnings of the Company through the granting of stock options to participants is important to the continued success of the Company and, accordingly, will benefit the Company and its shareholders.

         ADMINISTRATION. The 1997 Plan provides for administration by the Committee, which shall be composed solely of "outside directors," as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and its regulations. The Committee has full power and authority in its discretion to take any and all action required or permitted to be taken under the 1997 Plan, including the selection of the participants to whom stock options may be granted, the determination of the number of shares which may be covered by stock options, the purchase price and other terms and conditions thereof.

         ELIGIBILITY. All employees, officers, consultants and employee directors of the Company and its affiliates are eligible to participate in the

1997 Plan and are eligible to receive Incentive and Non-Qualified Stock Options. Non-employee directors of the Company and its affiliates are eligible to participate in the 1997 Plan, but are only eligible to receive Non-Qualified Stock Options. No person may be granted an option under the 1997 Plan if such person at the time of grant owns more than 10% of the outstanding shares of Common Stock of the Company, unless the exercise price of the option is at least 110% of the fair market value of the Common Stock as of the date of grant and such option expires five years from the date of grant.

         OPTION PRICE AND EXERCISABILITY. The exercise price of options granted pursuant to the 1997 Plan must not be less than the fair market value of the Common Stock on the date of the grant. The purchase price of Common Stock acquired pursuant to an option may be paid in cash or, at the discretion of the Committee, by delivery of Common Stock or other form of legal consideration. Options may be exercised in such installments as the Committee prescribes.

         ADJUSTMENTS. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through merger, reorganization, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the 1997 Plan and in the number of shares and price per share of stock subject to outstanding options.

         EXPIRATION, TRANSFER AND TERMINATION OF OPTIONS. No option under the 1997 Plan may extend more than 10 years from the date of grant. No options may be granted under the 1997 Plan after February 18, 2007. Options are not transferable other than by will or the laws of descent and distribution and shall terminate three months after termination of the optionee's employment or relationship as a director or consultant unless (i) the termination was by reason of disability, in which case the option may provide that it may be exercisable for one year after termination, (ii) the termination was by reason of death, in which case the option shall remain exercisable for three months after termination and may provide that it shall remain exercisable for one year after termination, (iii) the termination was by reason of retirement at age 65, in which case the option may provide that it may be exercised for a longer period, but only as to that portion of the option which had vested at the time of such retirement, (iv) the termination (or removal of a non-employee director from the Board of Directors) was for cause, in which case the option shall terminate immediately, or (v) the option provides otherwise.

         TERMINATION AND AMENDMENT. The 1997 Plan and any option or portion thereof not exercised will terminate upon the occurrence of a terminating event, including, but not limited to, a dissolution, liquidation, reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or any other capital reorganization in which shares of stock of the Company possessing more than 50% of the voting power of the Company are exchanged (a "Terminating Event"). The Committee shall notify each optionee not less than thirty days prior thereto of the pendency of a Terminating Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1997 Plan and subject to the consummation of the Terminating Event. The Board of Directors may also suspend or terminate the 1997 Plan at any time. Unless sooner terminated, the 1997 Plan shall terminate on February 18, 2007, ten years from its effective date. No options may be granted under the 1997 Plan while it is suspended or after it is terminated. Rights and obligations under any option granted pursuant to the 1997 Plan, while it is in effect, shall not be altered or impaired by suspension or termination of the 1997 Plan, except with the consent of the person to whom the stock option was granted.

         The 1997 Plan may be amended by the Board of Directors at any time, and from time to time, except that, unless otherwise provided in the 1997 Plan with respect to adjustments upon changes in stock (e.g., stock splits or stock dividends), no amendment shall be effective unless approved by a vote of the majority of the shares of the Company represented and entitled to vote at a meeting held or by written consent adopted within twelve months before or after the adoption of the amendment if the amendment will: (i) increase the number of shares reserved for issuance under the 1997 Plan; (ii) materially modify the requirements as to eligibility for participation in the 1997 Plan; or (iii) materially increase the benefits accruing to participants under the 1997 Plan.

         COPY OF PLAN. The description of the 1997 Plan provided above is qualified in its entirety by the full text of the 1997 Plan, copies of which are available for review at the Company's principal office and will be furnished to shareholders without charge upon request directed to the Secretary of the Company, Post Office Box 3590, Honolulu, Hawaii 96811.

         FEDERAL INCOME TAX CONSEQUENCES. The following discussion is only a summary of the principal federal income tax consequences of the options and rights to be granted under the 1997 Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

         Generally under present law, when an option qualifies as an Incentive Stock Option under Section 422 of the Code: (a) an optionee will not realize taxable income either upon the grant or the exercise of the option, (b) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (c) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an Incentive Stock Option or a qualifying disposition of the shares. A disposition by an optionee of stock acquired upon exercise of an Incentive Stock Option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and more than one year after the transfer of the shares to the optionee. If such stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the optionee, in general, will recognize ordinary income equal to the lesser of (a) the aggregate fair market value of the shares as of the date of exercise less the option price, or (b) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under federal and state law. Any gain in addition to the amount reportable as ordinary income from a "disqualifying disposition" generally will be capital gain.

         Upon the exercise of an Incentive Stock Option, the difference between the fair market value of stock on the date of exercise and the option price generally is treated as a "tax preference" item in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such tax preference items (with adjustments) form the basis for the alternative minimum tax (presently at graduated rates with a top rate of 28% for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years.

         In the case of stock options which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"), no income generally is recognized by the optionee at the time of the grant of the option. Under present law the optionee generally will recognize ordinary income at the time the Non-Qualified Stock Option is exercised equal to the aggregate fair market value of the shares acquired less the option price. However, if the shares received upon exercise of a Non-Qualified Stock Option are subject to certain restrictions, the taxable event is postponed until the restrictions lapse.
For example, if a sale of the shares at a profit would subject an optionee to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, the optionee generally will recognize taxable income on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the shares on such date less the option price. Notwithstanding the foregoing, the optionee may make a special election within thirty days of receiving restricted shares to recognize taxable income as of the date of exercise. Income from the exercise of a Non-Qualified Stock Option will constitute compensation for which withholding may be required under federal and state law.

         Subject to special rules applicable when an optionee uses Common Stock to exercise an option, shares acquired upon exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.

         The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) recognized by the optionee in the case of a "disqualifying disposition" of an Incentive Stock Option or upon the exercise of a Non-Qualified Stock Option provided the Company complies with withholding requirements of federal and state law.

         Shareholders are being asked to approve the 1997 Plan. Approval of the 1997 Plan requires the affirmative vote of a majority of the shares of the Common Stock represented and entitled to vote at the Meeting.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" THE PROPOSAL TO APPROVE
                           THE 1997 STOCK OPTION PLAN.


      RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick LLP has audited the Company's consolidated financial statements since the Company's inception in 1982 and has been the independent accountants for the Bank since 1975. Accordingly, the Board of Directors has appointed KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997 and the shareholders are being asked to ratify such appointment. Representatives of KPMG Peat Marwick LLP will be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

         Audit services of KPMG Peat Marwick LLP for fiscal year 1996 included the audit of the consolidated financial statements and audits of certain employee benefit plans of the Bank.

         All services provided to the Company and the Bank by KPMG Peat Marwick LLP were approved in advance or ratified by the Company's and Bank's Boards of Directors, and the possible effect on the independence of KPMG Peat Marwick LLP by rendering such services was considered. All professional services rendered by KPMG Peat Marwick LLP during 1996 were furnished at customary rates and terms.

         The affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                            OTHER BUSINESS

         Management knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors.

                        PROPOSALS OF SHAREHOLDERS

         The 1998 Annual Meeting of Shareholders will be held on or about April 21, 1998. Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Secretary of the Company, Post Office Box 3590, Honolulu, Hawaii 96811, no later than November 17, 1997.

         SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 BY WRITING TO AUSTIN Y. IMAMURA, VICE PRESIDENT AND SECRETARY, CPB INC., POST OFFICE BOX 3590, HONOLULU, HAWAII 96811.

Dated:  March 24, 1997.

                                                  CPB INC.

                                                  (signed)
                                                  Joichi Saito
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                             CPB INC.
                  Annual Meeting of Shareholders
                     To Be Held April 22, 1997

                  This Proxy is solicited on behalf of the Board of Directors

         The undersigned shareholders of CPB Inc. (the "Company") hereby nominate, constitute and appoint Messrs. Joichi Saito, Naoaki Shibuya and Austin Y. Imamura, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Shareholders of CPB Inc. ("Annual Meeting") to be held on the third floor of the Central Pacific Plaza Building, 220 South King Street, Honolulu, Hawaii 96813, on Tuesday, April 22, 1997 at 10:00 a.m., Hawaii time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

                      IMPORTANT:  Continued and to be signed on reverse side.

---------                                   [X] Please mark your votes
COMMON                                      as indicated in this example


1.       ELECTION OF DIRECTORS, Class III, Term Will Expire in 2000.

         [ ]   FOR ALL NOMINEES (EXCEPT AS INDICATED TO THE CONTRARY
BELOW)

         [ ]   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED
BELOW.

         Nominees:  Paul Devens, Stanley W. Hong and Yoshiharu Satoh

         (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)

________________________________________________________


2.       APPROVAL OF THE 1997 STOCK OPTION PLAN.
         To approve the adoption of the 1997 Stock Option Plan.

         [ ]   FOR

         [ ]   AGAINST

         [ ]   ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

         [ ]   FOR

         [ ]   AGAINST

         [ ]   ABSTAIN

4. OTHER BUSINESS. In their discretion, the Proxy Holders are authorized to transact such other business as may properly come before the meeting and any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors.

The Board of Directors recommends a vote "FOR" the election of all nominees for director, "FOR" approval of the 1997 Stock Option Plan and "FOR" ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants. If any other business is properly presented at such meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting.
The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

Date:  ___________________, 1997

                            _____________________________________
                            Signature

                            _____________________________________
                            Signature if held jointly


Please date this Proxy and sign above as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles. This Proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any individual nominee. Unless "AGAINST" or "ABSTAIN" is indicated, this Proxy will be voted "FOR" APPROVAL of the adoption of the 1997 Stock Option Plan. Unless "AGAINST" or "ABSTAIN" is indicated, this Proxy will be voted "FOR" APPROVAL of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.